Exhibit 25.2.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer

Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Anthony Hawkins

UMB BANK, NATIONAL ASSOCIATION

1010 Grand Blvd.

Kansas City, MO 64106

(816) 860-3014

(Name, address and telephone number of agent for service)

KANSAS CITY POWER & LIGHT COMPANY

(Issuer with respect to the Securities)

Missouri	44-0308720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Walnut Street Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

General Mortgage Bonds

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of December 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, State of Missouri on the 10th of March, 2015.

By:	/s/ Mark Heer
Mark Heer
Senior Vice President

Exhibit 7

(See Attached)

Schedule RC 15

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands			Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			RCON0081			441,963	1.a.
	b. Interest-bearing balances (2)			RCON0071			1,539,190	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754			278,054	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773			6,911,936	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold			RCONB987			22,654	3.a.
	b. Securities purchased under agreements to resell (3)			RCONB989			95,451	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			RCON5369			624	4.a.
	b. Loans and leases, net of unearned income	RCONB528	7,465,538					4.b.
	c. LESS: Allowance for loan and lease losses	RCON3123	76,140					4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			RCONB529			7,389,398	4.d.
5.	Trading assets (from Schedule RC-D)			RCON3545			9,097	5.
6.	Premises and fixed assets (including capitalized leases)			RCON2145			208,556	6.
7.	Other real estate owned (from Schedule RC-M)			RCON2150			394	7.
8.	Investments in unconsolidated subsidiaries and associated companies			RCON2130			0	8.
9.	Direct and indirect investments in real estate ventures			RCON3656			0	9.
10.	Intangible assets:
	a. Goodwill			RCON3163			90,011	10.a.
	b. Other intangible assets (from Schedule RC-M)			RCON0426			8,568	10.b.
11.	Other assets (from Schedule RC-F)			RCON2160			216,662	11.
12.	Total assets (sum of items 1 through 11)			RCON2170			17,212,558	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC 16

Schedule RC—Continued

		Dollar Amounts in Thousands			Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200			13,760,481	13.a.
	(1) Noninterest-bearing (1)	RCON6631	5,787,592					13.a.(1)
	(2) Interest-bearing	RCON6636	7,972,889					13.a.(2)
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (2)			RCONB993			42,048	14.a.
	b. Securities sold under agreements to repurchase (3)			RCONB995			1,983,429	14.b.
15.	Trading liabilities (from Schedule RC-D)			RCON3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190			8,810	16.
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures (4)			RCON3200			0	19.
20.	Other liabilities (from Schedule RC-G)			RCON2930			105,215	20.
21.	Total liabilities (sum of items 13 through 20)			RCON2948			15,899,983	21.
22.	Not applicable							22.

EQUITY CAPITAL
Bank Equity Capital
23.	Perpetual preferred stock and related surplus			RCON3838			0	23.
24.	Common stock			RCON3230			21,250	24.
25.	Surplus (exclude all surplus related to preferred stock)			RCON3839			533,371	25.
26.
	a. Retained earnings			RCON3632			746,948	26.a.
	b. Accumulated other comprehensive income (5)			RCONB530			11,006	26.b.
	c. Other equity capital components (6)			RCONA130			0	26.c.
27.
	a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210			1,312,575	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000			0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)			RCONG105			1,312,575	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)			RCON3300			17,212,558	29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other post retirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC 17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	RCON6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.

MM/DD
2.	Bank’s fiscal year-end date	RCON8678	N/A	M.2.